Exhibit 99.1

Company Contact:	Investor Contact:
Nuvectra Corporation	The Ruth Group

Jennifer Kosharek	Tram Bui
(214) 474-3107	(646) 536-7035
jkosharek@nuvectramed.com	investors@nuvectramed.com

Nuvectra® Exploring Strategic Options to Enhance Shareholder Value

Plano, Texas, August 26, 2019 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, today announced that its Board of Directors has decided to explore potential strategic alternatives to enhance shareholder value. The Company is currently evaluating all options, including a sale or merger of the Company, to finance the expected growth of the Nuvectra business.

Anthony Bihl, Chairman of the Board, commented, "We are thankful to our employees for their hard work in support of our mission and proud of all that our team has accomplished in our short history. We are also very grateful to our physician customers who place their confidence in our Company and technology. The Board continues to support the Company’s ongoing efforts to execute initiatives put in place to reinvigorate growth; however, the Board believes that it is also in the best interest of the Company and its shareholders to actively seek strategic alternatives, including a sale or merger of the Company in order to best assure future innovation, product commercialization and growth. We believe in the value and potential of the Algovita® product and the broader platform technology including a pending Virtis® U.S. approval, and are intently focused on maximizing shareholder value.”

Fred Parks, Chief Executive Officer, commented, “As we go through this process, we remain committed to providing physicians with world-class neurostimulation technology that improves the lives of patients and to assisting them in supporting their patients. We also remain committed to continuing to innovate to further improve and advance our technology while we pursue U.S. regulatory approval for Algovita full-body MRI compatibility, Virtis, and other projects. We strongly believe that our technology has meaningful clinical advantages to compete in the large Spinal Cord Stimulation market to treat chronic pain and the Sacral Nerve Stimulation market to treat overactive bladder and incontinence. To ensure that we are best positioned to execute on this goal, we are working closely with our advisors to consider all avenues to preserve and enhance shareholder value.”

No assurance can be given regarding the outcome or timing of the strategic review process. Nuvectra does not intend to make any further public comment regarding the strategic review process until it has been completed or the Company determines that disclosure is required or beneficial.

The Company anticipates engaging Piper Jaffray as its financial advisor.

About Nuvectra Corporation

Nuvectra® is a neurostimulation company committed to helping physicians improve the lives of people with chronic conditions. The Algovita Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic intractable pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other indications such as sacral neuromodulation (SNM) for the treatment of overactive bladder, and deep brain stimulation (DBS) for the treatment of Parkinson’s Disease. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) the uncertainty and timing of obtaining regulatory approvals in the United States and Europe for our Virtis SNM system, (iv) our ability to successfully launch and commercialize the Virtis SNM system if and when it receives regulatory approval (v) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (vi) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (vii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (viii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (ix) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (x) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (xi) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (xii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xiii) our reliance on each of Integer, our exclusive and sole manufacturer and supplier of parts and components for Algovita, and Minnetronix, Inc., our sole-source supplier of external peripheral devices; (xiv) any supplier shortages related to Algovita or its components and any manufacturing disruptions which may impact our inventory supply as we expand our business; (xv) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; (xvi) our ability to satisfy the conditions and covenants of our Credit Facility; and (xvii) our ability to raise capital should it become necessary to do so, through another public offering of our common stock, private equity or debt financings, strategic partnerships, merger or sale of the Company, or other sources. Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.